Exhibit 99.1

Texas Regional Bancshares, Inc. Reports Second Quarter Earnings

MCALLEN, Texas, July 15 /PRNewswire-FirstCall/ -- Texas Regional Bancshares, Inc. (Nasdaq: TRBS) (“Texas Regional”), bank holding company for Texas State Bank, today reported net income for second quarter 2003 of $15,455,000, or $0.52 per diluted common share compared to $13,256,000, or $0.45 per diluted common share for the same period in 2002. All per share amounts for prior periods have been adjusted for the 10 percent stock dividend distributed to shareholders of Texas Regional during second quarter 2003. Return on assets and return on shareholders’ equity averaged 1.54 percent and 15.41 percent, respectively, compared to 1.55 percent and 16.43 percent, respectively, for the same period last year. Texas State Bank opened new banking locations during the second quarter 2003 in Eagle Pass, Houston and Sugar Land. The impact on noninterest expense associated with these start up locations, net of tax, on second quarter 2003 decreased net income by $604,000 or $0.02 per diluted common share.

For the six months ended June 30, 2003, net income totaled $30,796,000, or $1.04 per diluted common share compared to $25,667,000, or $0.90 per diluted common share for the same period in 2002. Return on assets and return on shareholders’ equity averaged 1.57 percent and 15.71 percent, respectively, compared to 1.62 percent and 16.62 percent, respectively, for the same period last year.

“Our core business trends remain very positive. Growth in earnings per share exceeded 15 percent during the three and six months ended June 30, 2003 compared to the respective prior year periods,” said Glen E. Roney, Chairman of the Board. “We are also continuing to expand and diversify our markets in Houston and South Texas.”

Texas Regional completed the acquisition through merger of Riverway Holdings, Inc. on February 22, 2002, San Juan Bancshares, Inc. on November 18, 2002 and Corpus Christi Bancshares, Inc. on February 14, 2003. The results of operations for these acquisitions have been included in the consolidated financial statements since their respective purchase dates.

Operating Highlights

Net interest income of $35,966,000 for second quarter 2003 improved $2,966,000 or 9.0 percent over second quarter 2002. Average total interest- earning assets, the primary factor in net interest income growth, increased 17.6 percent from the comparable prior year period to $3,719,942,000 for second quarter 2003. Net yield on average total interest-earning assets decreased thirty basis points to 3.88 percent for second quarter 2003 compared to the comparable period in 2002.

For the six months ended June 30, 2003, net interest income totaled $71,301,000, producing a $9,051,000 or 14.5 percent increase from the comparable prior year period. This growth resulted principally from an increase of 25.0 percent in average total interest-earning assets to $3,655,386,000 for the six months ended June 30, 2003 over the same period in 2002. The net yield on average total interest-earning assets decreased by thirty-six basis points to 3.93 percent for the six months ended June 30, 2003 compared to the respective prior year.

Provision for loan losses of $2,429,000 for second quarter 2003 dropped $594,000 or 19.6 percent below second quarter 2002 primarily due to sluggish loan production. Loans held for investment grew $3,001,000 during second quarter 2003 compared to $51,525,000 during second quarter 2002. Net charge- offs totaled $2,216,000 for second quarter 2003, representing an improvement of $337,000 from second quarter 2002.

For the six months ended June 30, 2003, provision for loan losses totaled $6,120,000, reflecting a $415,000 or 7.3 percent increase over the comparable prior year period. Provision for loan losses totaled 0.53 percent of average loans held for investment for the six months ended June 30, 2003 compared to 0.58 percent for the same period in 2002.

Noninterest income of $13,759,000 for second quarter 2003 increased $4,212,000 or 44.1 percent over second quarter 2002. Total service charges amounted to $7,316,000 for second quarter 2003, an increase of $1,131,000 over second quarter 2002 due to growth in deposits, including related item charges. Net realized gains on sales of securities available for sale increased $4,240,000 to $4,858,000 for second quarter 2003 measured against second quarter 2002 due to sale of callable securities before their anticipated call dates. Loan servicing income (loss), net of amortization of the mortgage servicing rights (“MSR”) asset, decreased $1,977,000 to a $1,533,000 loss for second quarter 2003 from second quarter 2002. MSR amortization increased $1,788,000 from second quarter 2002 to $2,150,000 for second quarter 2003 due to the rapid decline in mortgage rates during the last twelve months. Other operating income increased $608,000 to $633,000 for second quarter 2003 over second quarter 2002 because gains on loans held for sale increased $381,000 from the comparable period.

For the six months ended June 30, 2003, noninterest income totaled $26,051,000, reflecting an increase of $7,190,000 or 38.1 percent over the comparable prior year period. Total service charges increased $2,407,000 to $14,546,000 for the six months ended June 30, 2003 compared to the same period in 2002 due to deposit growth. Total deposits increased 15.4 percent from the comparable prior year period. Net realized gains on sales of securities available for sale of $6,612,000 for the six months ended June 30, 2003 increased $5,536,000 over the comparable prior year period due to sale of callable securities. Data processing service fees increased 11.4% during the six months ended June 30, 2003 to $3,462,000 compared to the same period last year. The number of data processing clients totaled 25 at June 30, 2003. Loan servicing income (loss) dropped $2,503,000 to a $1,926,000 loss compared to the same period in 2002. MSR amortization increased $2,723,000 to $3,200,000 for year to date period in 2003 compared to the comparable prior year period due to the declining interest rate environment. Other operating income increased $1,274,000 to $1,938,000 for the year to date period in 2003 compared to 2002 as net gains on loans held for sale increased $1,214,000 during the comparable prior year period.

     Noninterest expense of $23,617,000 for second quarter 2003 increased $3,884,000 or 19.7 percent over second quarter 2002. This upsurge corresponds generally with growth in business volumes as banking locations operated increased by 7 to 34. Salaries and employee benefits increased $2,578,000 to $12,371,000 for second quarter 2003 compared to second quarter 2002 due to higher staffing levels, salary increases and employee medical plan increases. The number of full-time equivalent employees of 1,264 at June 30, 2003 increased 14.3 percent from June 30, 2002. The expense efficiency ratio was 47.5 percent for second quarter 2003, compared to 46.4 percent for second quarter 2002.

Financial Condition

     Assets totaled $4,074,954,000 at June 30, 2003, reflecting an increase of $565,205,000 or 16.1 percent, from June 30, 2002. Loans held for investment of $2,360,586,000 at June 30, 2003 increased $211,573,000, or 9.8 percent from June 30, 2002. Securities, with estimated portfolio duration of 2.5 years, had a total carrying value of $1,302,411,000 and a net unrealized holding gain of $40,010,000 at June 30, 2003. Deposits jumped to $3,414,888,000 at June 30, 2003, up $455,803,000 or 15.4 percent from a year ago.

     Shareholders’ equity at June 30, 2003 increased $74,664,000 to $411,103,000, reflecting a 22.2 percent increase. Contributing to this growth, net income for the twelve months ended June 30, 2003 totaled $58,976,000 while accumulated other comprehensive income increased $15,513,000 in the same period. The total risk-based, tier 1 risk-based and leverage capital ratios of 13.67 percent, 12.61 percent and 8.94 percent at period end, respectively, substantially exceeded regulatory requirements for a well- capitalized bank holding company.

Asset Quality

At June 30, 2003, total loans held for investment of $2,360,586,000 included $15,215,000, or 0.64 percent, classified as nonperforming. The allowance for loan losses of $29,366,000 represented 1.24 percent of loans held for investment and 193.01 percent of nonperforming loans at June 30, 2003. Net charge-offs for second quarter 2003 averaged 0.38 percent of average loans held for investment compared to 0.48 percent for second quarter 2002. Total nonperforming assets at June 30, 2003 of $22,659,000 represented 0.96 percent of total loans held for investment and foreclosed and other assets compared to 1.04 percent at June 30, 2002. Accruing loans 90 days or more past due decreased by $1,099,000 to $2,939,000 at June 30, 2003 compared to June 30, 2002.

Other Information

     Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through 34 full-service banking offices in the greater metropolitan areas of Corpus Christi, Houston and South Texas, including 28 in the Rio Grande Valley.

     Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at http://www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling R.T. Pigott, Jr., Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at http://www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or R. T. Pigott, Jr., Chief Financial Officer, (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)	At / For Three Months Ended
(Dollars in Thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Except Per Share Data)	2003	2003	2002	2002	2002
Condensed Income Statements
Loans Held for Investment	$ 40,343	$ 39,805	$ 39,815	$39,714	$ 39,087
Securities	10,815	11,485	11,577	11,521	12,088
Other Interest-Earning
Assets	859	697	828	658	671
Total Interest Income	52,017	51,987	52,220	51,893	51,846
Deposits	14,354	14,661	15,738	16,673	16,882
Other Borrowed Money	1,697	1,991	2,132	2,101	1,964
Total Interest Expense	16,051	16,652	17,870	18,774	18,846
Net Interest Income	35,966	35,335	34,350	33,119	33,000
Provision for Loan Losses	2,429	3,691	3,676	2,950	3,023
Service Charges - Deposits	5,747	5,482	5,717	5,261	4,982
Other Service Charges	1,569	1,748	1,280	1,243	1,203
Trust Service Fees	744	675	690	743	649
Net Realized Gains on
Sales of Securities
Available for Sale	4,858	1,754	1,824	1,885	618
Data Processing Service Fees	1,741	1,721	1,620	1,676	1,626
Loan Servicing Income
(Loss), Net	(1,533)	(393)	(2,334)	84	444
Other Operating Income	633	1,305	1,018	435	25
Total Noninterest Income	13,759	12,292	9,815	11,327	9,547
Salaries and Employee
Benefits	12,371	10,849	10,118	9,412	9,793
Net Occupancy Expense	1,697	1,557	1,290	1,481	1,488
Equipment Expense	2,699	2,353	2,314	2,362	2,192
Other Real Estate Expense,
Net	67	244	177	152	81
Amortization - Identifiable
Intangibles	833	850	906	961	896
Other Noninterest Expense	5,950	5,366	5,126	5,134	5,283
Total Noninterest Expense	23,617	21,219	19,931	19,502	19,733
Income Before Income Tax
Expense	23,679	22,717	20,558	21,994	19,791
Income Tax Expense	8,224	7,376	6,640	7,732	6,535
Net Income	$ 15,455	$ 15,341	$ 13,918	$14,262	$ 13,256
Per Common Share Data (A)
Net Income-Basic	$ 0.53	$ 0.53	$ 0.48	$ 0.49	$ 0.46
Net Income-Diluted	0.52	0.52	0.47	0.49	0.45
Market Value at Period End	34.07	30.19	32.31	30.45	29.49
Book Value at Period End	13.98	13.44	12.95	12.44	11.65
Cash Dividends Declared	0.120	0.120	0.109	0.100	0.100
Share Data (A) (in Thousands)
Basic	29,393	29,198	29,047	28,910	28,845
Diluted	29,727	29,549	29,345	29,294	29,232
Shares Outstanding at
Period End (A)	29,413	29,356	29,136	28,958	28,872
Selected Financial Data
Return on Average Assets	1.54%	1.60%	1.49%	1.58%	1.55%
Return on Average Equity	15.41%	16.03%	14.97%	16.26%	16.43%
Leverage Capital Ratio	8.94%	8.91%	8.89%	8.82%	8.73%
Expense Efficiency Ratio (B)	47.50%	44.55%	45.13%	43.88%	46.38%
Net Yield on Average Total
Interest-Earning Assets	3.88%	3.99%	3.97%	3.98%	4.18%
Net Charge-Offs	$ 2,216	$ 2,882	$ 2,786	$ 2,617	$ 2,553
Net Charge-Offs to Average
Loans	0.38%	0.51%	0.50%	0.48%	0.48%
Trust Assets Managed, at
Fair Value	$461,068	$458,377	$491,087	$470,802	$481,722
Full-Time Equivalent
Employees	1,264	1,204	1,155	1,099	1,106

Texas Regional Bancshares, Inc. and Subsidiaries

Financial Highlights (Unaudited)
(Dollars in Thousands,	At / For Three Months Ended
Except Per	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
Share Data)	2003	2003	2002	2002	2002
Condensed Balance
Sheets
Loans Held for
Investment	$ 2,360,586	$ 2,357,585	$ 2,267,530	$ 2,189,039	$ 2,149,013
Securities	1,302,411	1,223,338	1,196,079	1,079,450	1,046,282
Other Interest
-Earning Assets	108,046	140,939	70,888	53,376	38,656
Total Interest
-Earning
Assets	3,771,043	3,721,862	3,534,497	3,321,865	3,233,951
Cash and Due
from Banks	117,422	125,943	124,125	107,175	99,271
Premises and
Equipment, Net	101,410	93,689	89,500	88,168	88,596
Other Assets	114,445	114,360	115,181	113,469	114,425
Allowance for
Loan Losses	(29,366)	(29,153)	(28,116)	(26,827)	(26,494)
Total Assets	$4,074,954	$ 4,026,701	$ 3,835,187	$ 3,603,850	$ 3,509,749
Savings and
Time
Deposits	$ 2,888,056	$ 2,858,489	$ 2,686,213	$ 2,558,075	$ 2,559,683
Other Borrowed
Money	208,987	236,731	293,518	234,490	185,353
Total Interest
-Bearing
Liabilities	3,097,043	3,095,220	2,979,731	2,792,565	2,745,036
Demand Deposits	526,832	499,007	445,978	422,701	399,402
Other Liabilities	39,976	38,065	32,023	28,466	28,872
Total
Liabilities	3,663,851	3,632,292	3,457,732	3,243,732	3,173,310
Shareholders’
Equity	411,103	394,409	377,455	360,118	336,439
Total
Liabilities
and Equity	$ 4,074,954	$ 4,026,701	$ 3,835,187	$ 3,603,850	$ 3,509,749
Condensed Average Balance
Sheets
Loans Held for
Investment	$ 2,347,062	$ 2,305,452	$ 2,206,784	$ 2,166,902	$ 2,124,720
Securities	1,274,638	1,210,279	1,150,803	1,082,642	989,561
Other Interest
-Earning Assets	98,242	74,380	71,341	48,075	48,750
Total Interest
-Earning
Assets	3,719,942	3,590,111	3,428,928	3,297,619	3,163,031
Cash and Due
from Banks	119,806	115,627	100,333	98,741	103,562
Premises and
Equipment, Net	98,064	91,058	88,582	88,249	86,421
Other Assets	114,959	120,000	113,859	115,302	111,916
Allowance
for Loan Losses	(30,634)	(29,719)	(27,642)	(27,411)	(27,251)
Total Assets	$4,022,137	$ 3,887,077	$ 3,704,060	$ 3,572,500	$ 3,437,679
Savings and
Time
Deposits	$ 2,878,723	$ 2,765,860	$ 2,621,609	$ 2,553,835	$ 2,484,937
Other Borrowed
Money	206,906	241,614	255,640	238,142	213,400
Total Interest
-Bearing
Liabilities	3,085,629	3,007,474	2,877,249	2,791,977	2,698,337
Demand Deposits	501,173	457,441	429,236	404,447	397,783
Other Liabilities	32,959	33,942	28,664	28,048	17,885
Total
Liabilities	3,619,761	3,498,857	3,335,149	3,224,472	3,114,005
Shareholders’
Equity	402,376	388,220	368,911	348,028	323,674
Total
Liabilities
and Equity	$ 4,022,137	$ 3,887,077	$ 3,704,060	$ 3,572,500	$ 3,437,679
Nonperforming
Assets, Past
Due Loans
Nonaccrual Loans	$ 15,215	$ 12,636	$ 14,800	$ 17,154	$ 13,211
Foreclosed and
Other Assets	7,444	7,767	10,610	10,246	9,266
Total Nonperforming
Assets	22,659	20,403	25,410	27,400	22,477
Accruing Loans
90 Days or
More Past Due	2,939	6,292	4,411	3,524	4,038

(A)	Restated to retroactively give effect for the 10% stock dividend declared by the Corporation during first quarter 2003 and distributed during second quarter 2003.
(B)	Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.

Texas Regional Bancshares, Inc. and Subsidiaries	At / For Six Months
Financial Highlights (Unaudited)	Ended
(Dollars in Thousands,	Jun 30,	Jun 30,
Except Per Share Data)	2003	2002
Condensed Income Statements
Loans Held for Investment	$ 80,148	$ 74,841
Securities	22,300	21,811
Other Interest-Earning Assets	1,556	940
Total Interest Income	104,004	97,592
Deposits	29,015	32,262
Other Borrowed Money	3,688	3,080
Total Interest Expense	32,703	35,342
Net Interest Income	71,301	62,250
Provision for Loan Losses	6,120	5,705
Service Charges - Deposits	11,229	9,452
Other Service Charges	3,317	2,687
Trust Service Fees	1,419	1,297
Net Realized Gains on Sales of
Securities Available for Sale	6,612	1,076
Data Processing Service Fees	3,462	3,108
Loan Servicing Income (Loss), Net	(1,926)	577
Other Operating Income	1,938	664
Total Noninterest Income	26,051	18,861
Salaries and Employee Benefits	23,220	18,463
Net Occupancy Expense	3,254	2,676
Equipment Expense	5,052	3,964
Other Real Estate Expense, Net	311	162
Amortization - Identifiable Intangibles	1,683	1,565
Other Noninterest Expense	11,316	9,896
Total Noninterest Expense	44,836	36,726
Income Before Income Tax Expense	46,396	38,680
Income Tax Expense	15,600	13,013
Net Income	$ 30,796	$ 25,667
Per Common Share Data (A)
Net Income-Basic	$ 1.05	$ 0.91
Net Income-Diluted	1.04	0.90
Market Value at Period End	34.07	29.49
Book Value at Period End	13.98	11.65
Cash Dividends Declared	0.240	0.197
Share Data (A) (in Thousands)
Basic	29,296	28,241
Diluted	29,636	28,547
Shares Outstanding at Period End (A)	29,413	28,872
Selected Financial Data
Return on Average Assets	1.57%	1.62%
Return on Average Equity	15.71%	16.62%
Leverage Capital Ratio	8.94%	8.73%
Expense Efficiency Ratio (B)	46.06%	45.28%
Net Yield on Average Total
Interest-Earning Assets	3.93%	4.29%
Net Charge-Offs	$ 5,098	$ 4,594
Net Charge-Offs to Average Loans	0.44%	0.46%
Trust Assets Managed, at Fair Value	$ 461,068	$481,722
Full-Time Equivalent Employees	1,264	1,106

Texas Regional Bancshares, Inc. and Subsidiaries	At / For Six Months
Financial Highlights (Unaudited)	Ended
(Dollars in Thousands,	Jun 30,	Jun 30,
Except Per Share Data)	2003	2002

Condensed Balance Sheets
Loans Held for Investment	$2,360,586	$2,149,013
Securities	1,302,411	1,046,282
Other Interest-Earning Assets	108,046	38,656
Total Interest-Earning Assets	3,771,043	3,233,951
Cash and Due from Banks	117,422	99,271
Premises and Equipment, Net	101,410	88,596
Other Assets	114,445	114,425
Allowance for Loan Losses	(29,366)	(26,494)
Total Assets	$4,074,954	$3,509,749
Savings and Time Deposits	$2,888,056	$2,559,683
Other Borrowed Money	208,987	185,353
Total Interest-Bearing Liabilities	3,097,043	2,745,036
Demand Deposits	526,832	399,402
Other Liabilities	39,976	28,872
Total Liabilities	3,663,851	3,173,310
Shareholders’ Equity	411,103	336,439
Total Liabilities and Equity	$4,074,954	$3,509,749
Condensed Average Balance Sheets
Loans Held for Investment	$2,326,372	$2,000,135
Securities	1,242,637	887,668
Other Interest-Earning Assets	86,377	37,426
Total Interest-Earning Assets	3,655,386	2,925,229
Cash and Due from Banks	117,728	105,001
Premises and Equipment, Net	94,580	82,206
Other Assets	117,465	100,890
Allowance for Loan Losses	(30,179)	(25,637)
Total Assets	$3,954,980	$3,187,689
Savings and Time Deposits	$2,822,604	$2,316,162
Other Borrowed Money	224,164	163,231
Total Interest-Bearing Liabilities	3,046,768	2,479,393
Demand Deposits	479,427	377,176
Other Liabilities	33,448	19,660
Total Liabilities	3,559,643	2,876,229
Shareholders’ Equity	395,337	311,460
Total Liabilities and Equity	$3,954,980	$3,187,689
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$ 15,215	$ 13,211
Foreclosed and Other Assets	7,444	9,266
Total Nonperforming Assets	22,659	22,477
Accruing Loans 90 Days or
More Past Due	2,939	4,038

(A)	Restated to retroactively give effect for the 10% stock dividend declared by the Corporation during first quarter 2003 and distributed during second quarter 2003.
(B)	Ratio of Noninterest Expense divided by the sum of Net Interest Income and Noninterest Income.